Exhibit 10.3
THIRTIETH AMENDMENT
OF
JOHN BEAN TECHNOLOGIES CORPORATION
SAVINGS AND INVESTMENT PLAN
(As amended and restated, Effective as of January 1, 2012)
WHEREAS, John Bean Technologies Corporation (the “Company”) maintains the John Bean Technologies Corporation Savings and Investment Plan (the “Plan”); and
WHEREAS, the Company now deems it necessary and desirable to amend the Plan in certain respects; and
WHEREAS, this Thirtieth Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment.
NOW, THEREFORE, by virtue of the authority reserved to the Company by Section 12.1 of the Plan, the Plan is hereby amended as follows, effective as of August 1, 2021:
1.A new Section 2.15 is hereby added to the Plan to read as follows:
“2.15    Service Crediting for CMS Technology, Inc. Notwithstanding any provision herein to the contrary, effective as of August 1, 2021, if an individual (a) was actively employed by CMS Technology, Inc. on July 2, 2021, and (b) remains an active employee of CMS Technology, Inc. as of August 1, 2021, such individual’s period of employment with CMS Technology, Inc. shall be counted under the Plan for purposes of (i) eligibility to participate in the Plan, and (ii) determining the individual’s Hours of Service under the Plan.”
IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized representative this 26th day of July, 2021.
                            JOHN BEAN TECHNOLOGIES
                            CORPORATION

                            By:    James L. Marvin
                            Its:    EVP, General Counsel and Secretary